Exhibit 99.1

  Great Elm Capital Corp. Announces First Quarter 2018 Financial Results; Net Investment Income of $0.36 Per Share; Board Declares Third Quarter 2018 Distribution of $0.25 Per Share ($0.083 Per Share Per Month)

Waltham, Mass., May 9, 2018 – Great Elm Capital Corp. (“we,” “us,” “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter ended March 31, 2018 and filed its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”).

FINANCIAL HIGHLIGHTS(1)

▪

Net investment income (“NII”) for the quarter ended March 31, 2018 was approximately $3.9 million, or $0.36 per share, which was in excess of our declared monthly base distribution of $0.083 per share (or approximately $0.25 per share for the quarter) for the same period and equated to a 1.45x base distribution coverage.

▪

In May, the Board of Directors (the “Board”) declared monthly distributions of $0.083 per share for the third quarter of 2018, representing a yield of approximately 8.45% of March 31, 2018 net asset value (“NAV”).

▪	Net assets on March 31, 2018 were approximately $125.6 million. NAV per share on March 31, 2018 was $11.79, as compared to $12.42 per share on December 31, 2017.
▪

We had approximately $317,000 of net realized gains on portfolio investments that were monetized during the quarter ended March 31, 2018, or approximately $0.03 per share, and net unrealized depreciation of investments of approximately ($8.2) million, or approximately ($0.77) per share.

▪

During the quarter ended March 31, 2018, we invested approximately $63.2 million across 13 investments(2), including seven new portfolio investments. During the quarter ended March 31, 2018, we monetized approximately $29.1 million across 12 investments (in part or in full).(3)

“We were particularly active this quarter as we found a number of attractive opportunities via both primary and secondary markets. These opportunities allowed us to grow our asset base and, importantly, diversify our portfolio holdings,” said Peter A. Reed, GECC’s President and Chief Executive Officer. “A majority of the credit belongs to our investment team whose in-depth research and sourcing relationships created attractive, risk-adjusted opportunities despite less than favorable conditions for credit investing.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2018, we held 30 debt investments across 23 companies, totaling approximately $194.3 million and representing 99.8% of invested capital. First lien and / or senior secured debt investments comprised 99.8% of invested capital as of the same date.

As of March 31, 2018, the weighted average current yield on our debt portfolio was approximately 14.8% with approximately 54.4% of invested debt capital in floating rate instruments.

During the quarter ended March 31, 2018, we deployed approximately $63.2 million(2) into new and existing investments across 13 investments (seven new investments, six additional investments). The weighted average price of the new debt investments was 99% of par, carrying a weighted average current yield of 10.2%. All of these investments are first lien and / or senior secured investments.

During the quarter ended March 31, 2018, we monetized 12 investments, in part or in full, for approximately $29.1 million(3), at a weighted average current yield of 11.1%. Our weighted average realization price was just above par.

LEGACY FULL CIRCLE PORTFOLIO

In the year and a half since the Full Circle Capital Corporation (“Full Circle”) merger closed, we have been working diligently to monetize what was largely viewed as a challenged legacy portfolio, as evidenced by the steep discount to NAV at which Full Circle’s shares were trading prior to and subsequent to the merger announcement. During that time, we have exited 22 positions across 15 portfolio companies realizing an aggregate total return of $4.2 million on these positions, a significant achievement given the market’s assessment of this portfolio. These positions represented approximately 69% of the aggregate cost basis of the legacy Full Circle portfolio.

“Our progress to date is the direct result of the considerable amount of time and resources deployed by our team to monetize nearly 70% of the legacy Full Circle portfolio at a net gain,” noted Mr. Reed. “We often discuss our special situations approach to investing and this is exactly what we are referring to: identifying value which may not be appreciated by the broader market and utilizing our restructuring expertise and willingness to roll up our sleeves to help realize the same.”

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended March 31, 2018 was approximately $7.5 million, or $0.70 per share. Net expenses for the quarter ended March 31, 2018 were approximately $3.6 million, or $0.34 per share.

Net realized gains for the quarter ended March 31, 2018 were approximately $317,000, or $0.03 per share. Net unrealized depreciation from investments for the quarter ended March 31, 2018 was approximately ($8.2) million, or ($0.77) per share.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2018, available liquidity from cash and money market investments was approximately $29.9 million, exclusive of our holdings of United States Treasury Bills.

Total debt outstanding as of March 31, 2018 was $79.0 million, comprised of the 6.50% notes due September 2022 (NASDAQ: GECCL) and the 6.75% notes due January 2025 (NASDAQ: GECCM).

RECENT DEVELOPMENTS

Distributions:

Our Board declared the monthly distributions for the third fiscal quarter of 2018 at $0.083 per share. The schedule of distribution payments is as follows:

Month	Rate	Record Date	Payable Date
July	$0.083	July 31, 2018	August 15, 2018
August	$0.083	August 31, 2018	September 14, 2018
September	$0.083	September 28, 2018	October 15, 2018

Our distribution policy has been designed to set an annual base distribution rate that is covered by NII. From time to time, as catalyst-driven investments are realized or when we out-earn our declared distributions, we intend to supplement monthly distributions with special distributions from NII generated in excess of the declared distributions.(4)

Leverage:

On May 3, 2018 at the Annual Stockholders’ Meeting, a majority of stockholders approved the application of the modified minimum asset coverage requirements set forth in Section 61(a)(2) of the Investment Company Act of 1940, as amended, in accordance with the Small Business Credit Availability Act ("SBCAA") that was signed into law on March 23, 2018. As a result of such approval, and subject to satisfying certain ongoing disclosure requirements under the SBCAA, effective May 4, 2018, the asset coverage ratio test applicable to the Company has been decreased from 200% to 150%, permitting GECC to incur additional leverage.

As of the end of Q1/2018, we had approximately $79.0 million in par value of debt outstanding with an asset coverage ratio of 255% and debt to equity ratio of 0.63x, significantly below the previous debt to equity ratio limit of 1.0x.

Mr. Reed stated, “We believe the passage of the SBCAA benefits the Company and its stockholders by providing the Company with flexibility to manage its balance sheet through the selective use of additional leverage. We intend to deploy this leverage prudently, in amounts and at times that we believe can best deliver attractive risk-adjusted returns to our stockholders. Notwithstanding this ability to incur additional leverage, we are cognizant of where we are in the credit cycle and do not believe it would be wise to incur the full amount of additional leverage permitted under the SBCAA at this time. As always, we remain keenly focused on creating long-term stockholder value by investing in securities with significant downside protection derived from robust asset coverage and/or recurring free cash flow.”

Portfolio Investments:

▪	PR Wireless, Inc.
▪	In April 2018, the senior secured term loan to PR Wireless, Inc. was sold at par, resulting in a realized gain of approximately $800,000.

▪	Avanti Communications Group plc (“Avanti”)
▪

In December 2017, Avanti announced a proposed restructuring plan whereby the terms of its second lien debt would be amended (its coupon rate reduced to 9.0%; the company to have the option to pay in kind (“PIK”) its interest payments for the remaining life of the security; and its maturity date to be extended by a year) and its current third lien debt would be “equitized” in a debt for equity swap. In April 2018, a majority of Avanti shareholders voted in support of the proposed restructuring plan, allowing for the plan to close on April 26, 2018. In consideration for their support, the existing shareholders retain 7.5% of the common equity pro-forma for the issuance associated with the restructuring and the third lien debtholders own 92.5%. GECC now owns approximately 9.1% of Avanti’s common equity.

▪

In April 2018, Kyle Whitehill joined Avanti as its new CEO, replacing Alan Harper, previously the company’s Interim CEO. With Mr. Whitehill starting in April, Mr. Harper resumed his role as a Non-Executive Director of the company.

▪

In April 2018, Avanti successfully launched HYLAS 4. HYLAS 4 is Avanti’s largest capacity satellite and will provide data communications services with fixed beams serving Africa and Europe and steerable beams that can cover territory as far west as the United States and as far south as the southern tip of South America. HYLAS 4 is now in its period of in-orbit testing, a period that typically lasts approximately three months. If in-orbit testing is successfully completed, we anticipate Avanti would commence selling capacity and thus generating revenue from HYLAS 4.

▪	Subsequent Investments(5):
▪	In April 2018, we purchased an additional $1.8 million of par value of Aptean Holdings, Inc. second lien term loan at a price of approximately 101% of par value.
▪	In April 2018, we purchased an additional $0.5 million of par value of SESAC Holdco II LLC second lien term loan at a price of approximately 100% of par value.
▪	In April and May 2018, we funded an additional $1.8 million of par value to Tallage Davis, LLC.

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Thursday, May 10, 2018 at 10:00 a.m. Eastern Daylight Time to discuss its first quarter financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 7658149 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: http://www.investor.greatelmcc.com/events-and-presentations/presentations.

The presentation will also be published after the close of the financial markets on Wednesday, May 9, 2018.  Additionally, the conference call will be webcast simultaneously at: https://edge.media-server.com/m6/p/9n9scbsa.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC focuses on special situations and catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Meaghan K. Mahoney

Senior Vice President

+1 (617) 375-3006

investorrelations@greatelmcap.com

Endnotes:

(1) The per share figures are based on a weighted average shares outstanding for the three months ended March 31, 2018, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(4) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so.

(5) This deployment and monetization activity does not include revolver draws or ordinary course amortization payments.

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

Dollar amounts in thousands (except per share amounts)

	March 31, 2018	December 31, 2017
Assets	(unaudited)
Non-affiliated, non-controlled investments, at fair value (amortized cost of $215,505 and $179,558, respectively)	$177,166	$144,996
Non-affiliated, non-controlled short term investments, at fair value (amortized cost of $48,770 and $65,892, respectively)	48,767	65,890
Affiliated investments, at fair value (amortized cost of $4,240 and $4,240, respectively)	287	1,770
Controlled investments, at fair value (amortized cost of $17,961 and $18,487, respectively)	17,297	18,104
Total investments	243,517	230,760

Cash and cash equivalents	6,030	2,916
Receivable for investments sold	1,559	12
Interest receivable	4,747	5,027
Due from portfolio company	329	204
Due from affiliates	804	692
Prepaid expenses and other assets	128	302
Total assets	$257,114	$239,913

Liabilities
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $1,363 and $1,435 at March 31, 2018 and December 31, 2017, respectively)	$31,268	$31,196
Notes payable 6.75% due January 31, 2025 (including unamortized discount of $1,895 and $0 at March 31, 2018 and December 31, 2017, respectively)	44,503	—
Payable for investments purchased	46,379	66,165
Interest payable	354	354
Distributions payable	884	3,015
Due to affiliates	7,216	6,193
Accrued expenses and other liabilities	914	703
Total liabilities	$131,518	$107,626

Commitments and contingencies (Note 6)	$—	$—

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,652,401 and 10,652,401shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively)	$107	$107
Additional paid-in capital	198,426	198,426
Accumulated net realized losses	(33,011)	(33,328)
Undistributed net investment income	5,713	4,499
Net unrealized depreciation on investments	(45,639)	(37,417)
Total net assets	$125,596	$132,287
Total liabilities and net assets	$257,114	$239,913
Net asset value per share	$11.79	$12.42

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2018	2017
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$6,709	$5,339
Non-affiliated, non-controlled investments (PIK)	-	1,142
Affiliated investments	-	138
Controlled investments	432	207
Controlled investments (PIK)	224	-
Total interest income	7,365	6,826
Dividend income from non-affiliated, non-controlled investments	106	46
Other income from:
Non-affiliated, non-controlled investments	17	443
Controlled investments	10	-
Total other income	27	443
Total investment income	7,498	7,315

Expenses:
Management fees	693	593
Incentive fees	966	1,023
Administration fees	310	495
Custody fees	14	13
Directors’ fees	49	27
Professional services	171	331
Interest expense	1,275	631
Other expenses	154	113
Total expenses	3,632	3,226
Accrued administration fee waiver	—	5
Net expenses	3,632	3,221

Net investment income	3,866	4,094

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-affiliated, non-controlled investments	107	1,980
Affiliated investments	—	—
Controlled investments	210	—
Total net realized gain (loss)	317	1,980
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	(6,459)	(743)
Affiliated investments	(1,483)	(1,591)
Controlled investments	(280)	(361)
Total net change in unrealized appreciation (depreciation)	(8,222)	(2,695)
Net realized and unrealized gains (losses)	(7,905)	(715)
Net increase (decrease) in net assets resulting from operations	$(4,039)	$3,379

Net investment income per share (basic and diluted):	$0.36	$0.32
Earnings per share (basic and diluted):	$(0.38)	$0.27
Weighted average shares outstanding:	10,652,401	12,636,477

GREAT ELM CAPITAL CORP.

Per Share Data

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2018	2017
Per Share Data:(1)
Net asset value, beginning of period	$12.42	$13.52
Net investment income	0.36	0.32
Net realized gains	0.03	0.16
Net unrealized losses	(0.77)	(0.21)
Net increase (decrease) in net assets resulting from operations	(0.38)	0.27
Accretion from share buybacks	0.00	0.05
Distributions declared from net investment income(2)	(0.25)	(0.25)
Net asset value, end of period	$11.79	$13.59

(1)	The per share data was derived by using the weighted average shares outstanding during the period, except where such calculations deviate from those specified under the instructions to Form N-2.
(2)	The per share data for distributions declared reflects the actual amount of distributions of record per share for the period.